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EXHIBIT 23.1



                                   CONSENT OF
                               PUBLIC ACCOUNTANTS





We consent to the incorporation by reference in this Registration Statement on Form S-8 of United Payors & United Providers, Inc. regarding the United Payors & United Providers, Inc. 1996 Employee Stock Purchase Plan of our report dated February 6, 1998, except for Note 17, as to which the date is March 2, 1998, on our audits of the consolidated balance sheets of United Payors & United Providers, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996, and for the period from January 3, 1995 (date of incorporation) to December 31, 1995, which report is included in the Annual Report on Form 10-K of United Payors & United Providers, Inc. for the year ended December 31, 1997.

We also consent to the reference to our Firm under the caption "Interests of Named Experts and Counsel."



                                                COOPERS & LYBRAND L.L.P.



Washington, D.C.
March 17, 1998



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